Exhibit 99.1

Source: Digital Ally, Inc.

May 27, 2025 08:30 ET

Digital Ally, Inc. Sets Date to Discuss First Quarter 2025 Earnings Call Wednesday, May 28, 2025 at 11:15 a.m. Eastern Time

Overland Park, KS, May 27, 2025 (GLOBE NEWSWIRE) — Digital Ally, Inc. (NASDAQ: DGLY) (the “Company”), today announced that it will host an investor conference call on Wednesday, May 28, 2025, at 11:15 a.m. Eastern time to discuss its operating results for the first quarter 2025, its operating plans for the remainder of 2025 and other topics of interest. The Company filed its Quarterly Report on Form 10-Q for the first quarter 2025 on Wednesday May 21, 2025 and participants are encouraged to access it for information prior to the investor conference call on Wednesday, May 28, 2025.

Shareholders and other interested parties may participate in the conference call by dialing (646) 307-1865 or toll-free (800) 717-1738 and entering conference ID # 03891 a few minutes before 11:15 a.m. Eastern on Wednesday, May 28, 2025.

A replay of the conference call will be available two hours after its completion, from May 28, 2025, by visiting https://www.digitalallyinc.com/investor-relations/ until June 28, 2025 at 11:59 PM EDT.

About Digital Ally, Inc.

Digital Ally Companies (NASDAQ: DGLY) through its subsidiaries, are engaged in video solution technology, healthcare revenue cycle management, ticket brokering and marketing and event production. Digital Ally continues to add organizations that demonstrate the common traits of positive earnings, growth potential, innovation and organizational synergies.

For additional news and information please visit www.digitalally.com

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2024 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774